Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Immatics N.V. of our report dated March 22, 2023 relating to the consolidated financial statements, which appears in Immatics N.V.’s Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

Stuttgart, Germany

August 25, 2023

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Stefanie Fink	/s/ ppa. Jens Rosenberger
Wirtschaftsprüferin	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)